Exhibit 99.3

Unaudited Pro forma Combined Consolidated Financial Information

Mellon Financial Corporation

and

The Bank of New York Company, Inc.

On July 1, 2007, The Bank of New York Company, Inc. (“The Bank of New York”) and Mellon Financial Corporation (“Mellon Financial”) merged into The Bank of New York Mellon Corporation (“The Bank of New York Mellon”). The following Unaudited Pro Forma Combined Consolidated Balance Sheet combines the respective historical Consolidated Balance Sheets of The Bank of New York and Mellon Financial giving effect to the merger as if it had been completed on June 30, 2007. The pro forma balance sheet reflects that the merger was accounted for as a purchase of Mellon Financial by The Bank of New York and, accordingly, includes adjustments to record assets and liabilities of Mellon Financial at their estimated fair values, which are subject to further adjustment as additional information becomes available and additional analyses are performed. The related pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Combined Consolidated Financial Information.

The following Unaudited Pro Forma Combined Consolidated Statements of Income for the six months ended June 30, 2007 and year ended Dec. 31, 2006 combine the respective historical Consolidated Statements of Income of The Bank of New York and Mellon Financial giving effect to the merger as if it had become effective at Jan. 1, 2006 as an acquisition by The Bank of New York of Mellon Financial using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Information.

We anticipate that the merger will provide The Bank of New York Mellon with financial benefits that include reduced operating expenses. The pro forma information does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and transaction-related costs and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of The

Bank of New York Mellon would have been had the merger been completed during these periods.

The unaudited pro forma combined consolidated financial information and notes are presented for illustrative purposes only. They include various estimates, which are subject to material change, and may not necessarily be indicative of the financial position or results of operations that would have occurred if the transaction had been consummated as of the applicable date or which may be attained in the future.

The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Balance Sheet

June 30, 2007

(in millions)	The Bank of New York	Mellon Financial	Pro Forma Adjustments (Note 5)		Pro Forma Combined

Assets
Cash and due from banks	$3,265	$2,110	$-		$5,375
Interest-bearing deposits with banks	22,882	4,437	-		27,319
Federal funds sold and securities purchased under resale agreements	11,998	1,381	-		13,379
Securities:
Held-to-maturity	1,416	40	-(	B)	1,456
Available for sale	25,783	18,357	-		44,140

Total securities	27,199	18,397	-		45,596
Trading assets	3,374	1,305	(4)(	P)	4,675
Loans	38,404	7,093	(211)(	C)	45,286
Reserve for loan losses	(282)	(54)	10(	C)	(326)

Net loans	38,122	7,039	(201)		44,960
Premises and equipment	1,119	536	11(	D)	1,666
Accrued interest receivable	480	92	-		572
Goodwill	5,120	2,558	(2,558)(	A)	15,946
			10,826(	E)
Intangible assets	1,437	367	(367)(	A)	6,539
			5,102(	E)
Other assets	11,332	4,948	(6)(	P)	17,016
			816(	F)
			142(	G)
			(216)(	V)
			5(	K)
			(5)(	W)
Assets of discontinued operations	5	-	-		5

Total assets	$126,333	$43,170	$13,545		$183,048

Liabilities
Deposits:
Noninterest-bearing deposits (principally domestic offices)	$20,619	$8,476	$-		$29,095
Interest-bearing deposits in domestic offices	9,680	12,448	4(	H)	22,132
Interest-bearing deposits in foreign offices	51,054	8,062	-		59,116

Total deposits	81,353	28,986	4		110,343
Federal funds purchased and securities sold under repurchase agreements	1,543	1,328	-		2,871
Trading liabilities	2,612	556	(4)(	P)	3,164
Payables to customers and broker-dealers	7,900	-	-		7,900
Other funds borrowed	1,809	59	-		1,868
Accrued taxes and other expenses	4,230	1,494	1,666(	L)	7,390
Other liabilities	4,205	1,254	(6)(	P)	5,663
			(61)(	J)
			138(	M)
			133(	G)
Long-term debt	10,796	4,299	18(	I)	15,113
Liabilities of discontinued operations	56	-	-		56

Total liabilities	114,504	37,976	$1,888		$154,368

Shareholders’ equity (Note 4)
Common stock	7,920	294	(8,203)		11
Additional capital	2,293	2,065	15,151		19,509
Retained earnings	9,571	7,673	(7,673)		9,571
Accumulated other comprehensive loss, net of tax	(408)	(122)	122		(408)
Treasury stock	(7,544)	(4,716)	12,260		-
Loans to ESOP	(3)	-	-		(3)

Total shareholders’ equity	11,829	5,194	11,657		28,680

Total liabilities and shareholders’ equity	$126,333	$43,170	$13,545		$183,048

See accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial Information

The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Income Statement

For the Six Months Ended June 30, 2007

(in millions)	The Bank of New York	Mellon Financial	Pro Forma Adjustments (Note 5)		Pro Forma Combined

Fee and other revenue
Securities servicing fees:
Asset servicing	$820	$533	$(9	)(T)	$1,344
Issuer services	686	100	-		786
Clearing and execution services	573	6	(20	)(T)	559

Total securities servicing fees	2,079	639	(29)		2,689
Asset and wealth management fees	319	1,328	-		1,647
Performance fees	35	77	-		112
Foreign exchange and other trading activities	244	114	-		358
Treasury services	105	132	-		237
Distribution and servicing	4	163	-		167
Investment income	75	63	-		138
Financing-related fees	113	19	-		132
Securities gains	-	3	-		3
Other	81	105	-		186

Total fee and other revenue	3,055	2,643	(29)		5,669

Interest Revenue
Loans	$827	$220	$6	(C)	$1,053
Margin loans	172	-	-		172
Securities:
Taxable	622	461	4	(X)	1,087
Exempt from federal income taxes	2	16	-		18

Total securities income	624	477	4		1,105
Deposits in banks	378	77	-		455
Federal funds sold and securities purchased under resale agreements	134	37	-		171
Trading assets	48	5	-		53

Total interest revenue	2,183	816	10		3,009

Interest Expense
Deposits	887	360	-		1,247
Federal funds purchased and securities sold under repurchase agreements	35	31	-		66
Other borrowed funds	36	5	-		41
Customer payables	89	-	-		89
Long-term debt	257	162	(3	)(I)	416
Funding of discontinued operations	-	(1)	-		(1)

Total interest expense	1,304	557	(3)		1,858

Net interest revenue	879	259	13		1,151
Provision for credit losses	(30)	-	-		(30)

Net interest revenue after provision for credit losses	909	259	13		1,181

Noninterest Expense
Staff	1,472	1,088	4	(O)	2,535
			(29	)(K)
Professional, legal and other purchased services	262	236	-		498
Distribution and servicing	8	293	(28	)(T)	233
			(40	)(V)
Net occupancy	160	147	3	(G)	310
Furniture and equipment	104	54	-		158
Software	111	38	-		149
Business development	67	63	-		130
Sub-custodian expenses	76	35	(1	)(T)	110
Clearing and execution	81	-	-		81
Communications	42	16	-		58
Other	159	198	-		357

Subtotal	2,542	2,168	(91)		4,619
Amortization of intangible assets	57	23	184	(E)	241
			(23	)(S)
Merger and integration expense	62	124	(163	)(R)	23

Total noninterest expense	2,661	2,315	(93)		4,883

The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Income Statement

For the Six Months Ended June 30, 2007-(continued)

(in millions, except per share amounts)	The Bank of New York	Mellon Financial	Pro Forma Adjustments (Note 5)		Pro Forma Combined

Income
Income from continuing operations before income taxes	$1,303	$587	$77		$1,967
Provision for income taxes	418	63	33	(U)	514

Income from continuing operations	$885	$524	44		1,453

Earnings per Shares
Basic	$1.18	$1.27			$1.29
Diluted	$1.16	$1.25			$1.27
Average Share Outstanding (in thousands)
Basic	751,557	413,053			1,122,072	(Q)
Diluted	764,559	419,030			1,140,315	(Q)

See accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial Information.

The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Income Statement

For the Year Ended Dec. 31, 2006

(in millions)	The Bank of New York	Mellon Financial	Pro Forma Adjustments (Note 5)		Pro Forma Combined

Fee and other revenue
Securities servicing fees:
Asset servicing	$1,401	$945	$(17	)(T)	$2,329
Issuer services	895	196	-		1,091
Clearing and execution services	1,248	9	(33	)(T)	1,224

Total securities servicing fees	3,544	1,150	(50)		4,644
Asset and wealth management fees	545	2,202	-		2,747
Performance fees	35	358	-		393
Foreign exchange and other trading activities	420	250	-		670
Treasury services	209	271	-		480
Distribution and servicing	6	278	-		284
Investment income	155	88	-		243
Financing-related fees	250	45	-		295
Securities gains	2	3	-		5
Other	173	210	-		383

Total fee and other revenue	5,339	4,855	(50)		10,144

Interest Revenue
Loans	1,449	397	$13	(C)	$1,859
Margin loans	330	-	-		330
Securities:
Taxable	1,101	859	9	(X)	1,969
Exempt from federal income taxes	29	35	-		64

Total securities	1,130	894	9		2,033
Deposits in banks	538	105	-		643
Federal funds sold and securities purchased under resale agreements	130	40	-		170
Trading assets	163	9	-		172

Total interest revenue	3,740	1,445	22		5,207

Interest Expense
Deposits	1,434	641	-		2,075
Federal funds purchased and securities sold under repurchase agreements	104	79	-		183
Other borrowed funds	100	17	-		117
Customer payables	167	-	-		167
Long-term debt	436	297	(8	)(I)	725
Funding of discontinued operations	-	(49)	-		(49)

Total interest expense	2,241	985	(8)		3,218

Net interest revenue	1,499	460	30		1,989
Provision for credit losses	(20)	2	-		(18)

Net interest revenue after provision for credit losses	1,519	458	30		2,007

Noninterest Expense
Staff	2,640	2,147	6	(O)	4,734
			(59	)(K)
Professional, legal and other purchased services	381	462	(3	)(T)	840
Distribution and servicing	17	503	(47	)(T)	429
			(44	)(V)
Net occupancy	279	236	4	(G)	519
Furniture and equipment	190	106	-		296
Software	220	77	-		297
Business development	108	114	-		222
Sub-custodian expenses	134	55	-		189
Clearing and execution	199	-	-		199
Communications	97	33	-		130
Other	241	279	-		520

Subtotal	4,506	4,012	(143)		8,375
Amortization of intangible assets	76	44	383	(E)	459
			(44	)(S)
Merger and integration expense	106	11	(11	)(R)	106

Total noninterest expense	4,688	4,067	185		8,940

The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Income Statement

For the Year Ended Dec. 31, 2006-(continued)

(in millions, except per share amounts)	The Bank of New York	Mellon Financial	Pro Forma Adjustments (Note 5)		Pro Forma Combined

Income
Income from continuing operations before income taxes	$2,170	$1,246	$(205)		$3,211
Provision for income taxes	694	314	(71	)(U)	937

Income from continuing operations	$1,476	$932	$(134)		$2,274

Earnings per Share
Basic	$1.95	$2.28			$2.03
Diluted	$1.93	$2.25			$2.00
Average Shares Outstanding (in thousands)
Basic	755,849	408,954			1,122,022	(Q)
Diluted	765,708	413,950			1,136,319	(Q)

See accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial Information.

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information

Six Months Ended June 30, 2007 and Year Ended Dec. 31, 2006

Note 1 — Purchase business combination

The transaction was accounted for as an acquisition of Mellon Financial by The Bank of New York using the purchase method of accounting and, accordingly, the assets and liabilities of Mellon Financial were recorded at their respective fair values on the date the transaction was completed. The transaction was effected by the issuance of The Bank of New York Mellon’s common stock, $0.01 par value per share, to The Bank of New York shareholders and Mellon Financial shareholders. Each share of The Bank of New York common stock was exchanged for 0.9434 shares of The Bank of New York Mellon common stock, and each share of Mellon Financial common stock was exchanged for one share of The Bank of New York Mellon common stock. The shares of The Bank of New York Mellon common stock issued to effect the transaction were recorded at $39.86 per share. This amount was determined by averaging the closing price of The Bank of New York common stock for the two trading days before the Dec. 4, 2006 announcement of the transaction and the two trading days after the announcement of the transaction (which includes the day of the announcement), and dividing by The Bank of New York exchange ratio.

If a shareholder of The Bank of New York was otherwise entitled to a fractional share of The Bank of New York Mellon common stock, cash was issued instead of such fraction share of The Bank of New York Mellon common stock. The pro forma financial statements do not present an estimate of such cash, which was not material and was funded by cash on hand.

The allocation of the transaction’s purchase price included in the unaudited pro forma combined financial information is expected to be completed in the third quarter of 2007 after thorough analyses to determine the fair values of Mellon Financial’s tangible and identifiable intangible assets and liabilities as of July 1, 2007. The pro forma financial information presented includes adjustments to record certain tangible and identifiable intangible assets and liabilities of Mellon Financial at their respective estimated fair values. The pro forma adjustments included in this pro forma financial information are subject to updates as additional information becomes available and as additional analyses are performed and may be recorded for up to one year from the merger date. Any change in the estimated fair value of the net assets of Mellon Financial may change the amount of the purchase price allocable to goodwill. Material intercompany transactions have been eliminated from the unaudited pro forma combined consolidated financial information.

The goodwill recorded in connection with the merger is not subject to amortization and none is deductible for tax purposes. The customer relationships, customer contract-based, core deposit and noncompete intangibles will be amortized over their estimated economic lives based on the pattern of usage or consumption, if determinable. Mutual fund advisory contract and trade name intangibles with indefinite lives will not be subject to amortization in accordance with the provisions of SFAS No. 142.

The Bank of New York Mellon is in the process of finalizing the allocation method of the goodwill and intangibles to reportable segments and expects to complete the allocation in the third quarter of 2007.

Note 2 — Pro forma financial information

Pro forma financial information for the transaction is included as of June 30, 2007 and for the six months ended June 30, 2007 and for the year ended Dec. 31, 2006. The pro forma adjustments in the pro forma financial statements reflect the right of each Mellon Financial shareholder to receive one share of The Bank of New York Mellon common stock for each share of Mellon Financial held by such holder of record, based on the number of shares of Mellon Financial that were outstanding on June 30, 2007. The unaudited pro forma financial information presented in the pro forma financial statements is not necessarily indicative of the results of operations in future periods or the future financial position of The Bank of New York Mellon.

The pro forma balance sheet adjustments reflect the issuance of 1.135 billion shares of The Bank of New York Mellon common stock with an aggregate par value of $11 million and an increase in paid-in capital of $15.2 billion as shown in Note 4; goodwill of $10.8 billion as shown in Note 3; and amortizing and indefinite-lived intangibles of $2.7 billion and

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information

$2.4 billion, respectively, as shown in Note 5. Also included in the pro forma balance sheet adjustments is an increase in other liabilities, which includes estimated exit and transaction costs of $138 million, other asset and liability fair value adjustments, and an increase of $1.7 billion in deferred income taxes.

Upon completion of the merger, The Bank of New York stock options were exchanged for stock options in The Bank of New York Mellon and the exercise price per share was adjusted for the 0.9434 exchange ratio.

Mellon Financial stock options were exchanged for stock options in The Bank of New York Mellon and the option price per share was not adjusted as the exchange ratio is one Mellon Financial share for one The Bank of New York Mellon share. All unvested Mellon Financial options granted prior to Dec. 4, 2006 were accelerated upon approval of the transaction by Mellon Financial’s shareholders on May 24, 2007, except for those for which waivers to acceleration were obtained. Vested stock options issued by The Bank of New York Mellon in exchange for options held by employees and directors of Mellon Financial were considered part of the purchase price. Accordingly, the purchase price includes an estimated fair value of stock options of $302 million.

The fair value of The Bank of New York Mellon stock options that were issued in exchange for Mellon Financial stock options was estimated by using the Black-Scholes option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The more significant assumptions used in estimating the fair value included volatility of 25 percent, a dividend yield of 2.20 percent, an expected life of 50-75 percent of the remaining contractual terms and a risk-free interest rate for U.S. government bonds having a remaining life equal to the respective options’ expected lives.

The estimated exit cost liabilities incurred in the transaction consisted principally of personnel-related costs, which included involuntary termination benefits for Mellon Financial employees to be severed in connection with the transaction, relocation costs for continuing Mellon Financial employees and costs to cancel contracts of Mellon Financial that will provide no future benefit to The Bank of New York Mellon. The estimated $76 million of exit cost liabilities include only those costs associated with Mellon Financial. The estimated transaction costs of $62 million are included in goodwill.

During the six months ended June 30, 2007 and year ended Dec. 31, 2006, The Bank of New York and Mellon Financial acquired businesses or portions of businesses which are included herein only from the date of completion.

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information

Note 3 — Purchase price and goodwill

The computation of the purchase price, the allocation of the purchase price to the net assets of Mellon Financial based on fair values estimated at June 30, 2007, the estimated intangibles and the resulting amount of goodwill follows:

(dollar amounts in millions, except per share amounts)	June 30, 2007

Purchase price of Mellon Financial:
Mellon Financial net common shares outstanding	418,330,448
Exchange ratio	1.00
The Bank of New York Mellon shares	418,330,448
Average price per share (Note 1)	$39.86

Purchase price of Mellon
Financial shares		$16,675
Estimated fair value of outstanding Mellon Financial stock options		302(	N)

Total purchase price		$16,977

Net Mellon Financial assets acquired:
Mellon Financial shareholders’ equity		$5,194
Mellon Financial goodwill and intangibles		(2,925)(	A)
Unrecognized compensation on unvested stock options and restricted stock		126(	O)
Estimated adjustments to reflect assets at fair value:		(201)(	C)
Loans and leases, net
Premises and equipment		11(	D)
Identified intangibles		5,102(	E)
Other assets		742(F)(	G)(K)
		(	V)(W)
Estimated adjustments to reflect liabilities at fair value:
Deposits		(4)(	H)
Long-term debt		(18)(	I)
Other liabilities		(72)(	G)(J)
Deferred taxes
Related to increased intangibles carrying value	(1,728)
Related to stock options	(39)
Related to all other adjustments	101

Total deferred tax adjustments		(1,666)(	L)
Estimated exit and transactions costs		(138)(	M)

Total net assets acquired and adjustment to fair value		6,151

Goodwill		$10,826

See Note 5 for footnote explanations.

Note 4 — Pro forma consolidated shareholders’ equity

The pro forma adjustments related to shareholders’ equity on the pro forma combined consolidated balance sheet at June 30, 2007, are presented below.

(dollar amounts in millions, except per share amounts)	June 30, 2007

Common stock:
Mellon Financial common shares	418,330,448
Exchange ratio	1.00
The Bank of New York Mellon shares	418,330,448

Par value of The Bank of New York Mellon at $0.01		$4
Less: Mellon Financial common stock		(294)

Adjustment		(290)

The Bank of New York common shares (including shares loaned to ESOP)	760,118,555
Exchange ratio	.9434
The Bank of New York Mellon shares	717,095,845

Par value of The Bank of New York Mellon at $0.01		7
Less: The Bank of New York common stock		(7,920)

Adjustment		(7,913)

Total pro forma adjustment		$(8,203)

Additional capital:
Common stock--Mellon Financial		$290
Common stock--The Bank of New York		7,913
Mellon Financial treasury stock retirement		(4,716)
The Bank of New York treasury stock retirement		(7,544)
Mellon Financial accumulated other comprehensive income		(122)
Mellon Financial retained earnings		7,673
Purchase price—Mellon Financial common stock (Note 3)		16,675
Estimated fair value of vested Mellon Financial stock options (Note 3)		302
Unrecognized compensation on unvested Mellon Financial stock options and restricted stock		(126)
Mellon Financial shareholder’s equity		(5,194)

Total pro forma adjustment		$15,151

Retained earnings pro forma adjustment--Mellon Financial		$(7,673)

Accumulated other comprehensive income pro forma adjustment--Mellon Financial		$122

Treasury stock pro forma adjustment:
Mellon Financial		$4,716
The Bank of New York		7,544

Total pro forma adjustment		$12,260

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information

Note 5 -- Pro forma adjustments to financial statements

(A)	Adjustment to write off historical Mellon Financial goodwill and intangibles from prior acquisitions.
(B)	Adjustment to fair value Mellon Financial’s held-to-maturity investment securities was less than $1 million.
(C)	Adjustment to fair value Mellon Financial’s loan and lease portfolios. The adjustment to loans will be recognized over the respective remaining terms of the loans, which have a weighted average remaining life of approximately 5 years. The adjustment to lease finance assets in accordance with FASB Interpretation No. 21 (Accounting for Leases in a Business Combination) adjusts the lease finance assets carrying value to the present value of after-tax cash flows using current yields, as well as reverses the deferred tax liability that had previously been recorded on these lease finance assets by Mellon Financial. The adjustment to lease finance assets will be recognized over the respective remaining terms of the leases, which have a weighted average remaining life of approximately 9 years. The estimated impact of the adjustment of loans and leases, assuming the transaction had been completed on Jan. 1, 2006, would be an increase in interest revenue of $13 million, $14 million, $15 million, $15 million and $14 million for the years 2006 through 2010, respectively, and an increase of $6 million for the six months ended June 30, 2007. Based on current information regarding Mellon Financial’s loan portfolio, there are no material estimated differences between the contractual cash flows and the cash flows expected to be collected attributable to credit quality; accordingly, no such adjustment was applied. The pro forma adjustment reduces the reserve for losses on loans and lease finance assets by $10 million, primarily to reflect the base credit reserve that would have been recorded on the adjusted carrying value of the lease finance assets.
(D)	Adjustment to fair value Mellon Financial premises and equipment. The impact of the adjustment to pro forma net occupancy expense and furniture and equipment expense would have been less than $1 million for the year ended Dec. 31, 2006 and the six months ended June 30, 2007.
(E)	Adjustment to record goodwill and identifiable intangible assets resulting from the transaction based on estimated fair values as summarized in Note 3. The pro forma amortization expense of the estimated customer relationship, customer contract-based and core deposit intangible assets with estimable lives are estimated based on a pattern consistent with the assets’ identifiable cash flows, and the amortization expense of non-compete agreements is estimated using a straight-line method. The initial estimates of the fair values, amortization expense and lives are as follows:

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information

	Estimated fair value	Pro forma amortization expense		Estimated Lives or Contract Terms
(in millions)		Year ended Dec. 31, 2006	Six months ended June 30, 2007

Amortizing intangibles:
Asset management customer relationships	$1,907	$276	$133	14 years
Customer contracts in asset servicing, processing and shareholder services businesses	711	57	27	24 years
Core deposits	106	47	22	5 years
Non-compete agreements	21	3	2	6 years
Indefinite-lived intangibles:
Mutual funds advisory contracts	1,357	N/A	N/A	N/A
Trade names	1,000	N/A	N/A	N/A
Total	$5,102	$383	$184

N/A—Not applicable.

(F)	Adjustment of $816 million to fair value Mellon Financial’s investments in strategic joint ventures, recorded in Other assets.
(G)	Adjustments of $142 million in Other assets to record the favorable impact of operating leases, and $133 million in Other liabilities to record the unfavorable impact of operating leases, compared to current market rates for the remainder of the lease terms. The estimated impact of the adjustment to current market rates, assuming the transaction had been completed on Jan. 1, 2006, would be an increase in net occupancy expense of approximately $4 million for the year 2006, $5 million for the year 2007, $6 million for the years 2008 and 2009, $5 million for the year 2010 and $3 million for the six months ended June 30, 2007.
(H)	Adjustment to fair value Mellon Financial’s term deposit liabilities based on current interest rates for similar instruments. The adjustment will be recognized over the weighted average estimated remaining term of the related deposit liabilities of 5 years. This adjustment increases pro forma interest expense by less than $1 million for the year ended Dec. 31, 2006 and for the six months ended June 30, 2007.
(I)	Adjustment to fair value Mellon Financial’s notes, debentures and junior subordinated debentures, all of which are included as Long-term debt in the Combined Consolidated Balance Sheet. The adjustment will be recognized over the respective remaining lives of the instruments, which have a weighted average life of 10 years. The estimated impact of the $18 million pro forma adjustment of long-term debt, assuming the transaction had been completed on Jan. 1, 2006, would be decreases in interest expense of $8 million, $5 million, $3 million, $1 million and an increase of $1 million for the years 2006 through 2010, respectively, and a decrease in interest expense of $3 million for the six months ended June 30, 2007. These were estimated using a straight-line basis over the respective remaining maturities of the long-term debt instruments.

(J)	Adjustment to reverse $61 million of accrued liabilities related to Mellon Financial’s operating leases with either free rent periods or “step-up” annual lease payments that were recorded under SFAS No. 13 (Accounting for Leases). Under SFAS No. 13, the expense related to operating leases with lease payments increasing subsequent to the date of the completion of the transaction will be recorded on a straight-line basis over the respective leases’ remaining terms. The accrual increased from Jan. 1, 2006 to June 30, 2007; accordingly, no pro forma adjustment to reduce rental expense is presumed to have occurred for the year ended Dec. 31, 2006 or the six months ended June 30, 2007.
(K)	Adjustment to increase the net asset for pension and other post-retirement benefits by $5 million based on the actual market value of pension plan assets and remeasurement of benefit obligations including the impact of current market discount rates and mortality assumptions and the effect of a pre-existing change of control provision for certain employees in Mellon Financial’s pension plan. The estimated impact of these pro forma adjustments, assuming the merger had been

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information completed on Jan. 1, 2006, would be a decrease in net periodic pension and other post-retirement benefit costs of approximately $59 million in 2006, $59 million in 2007, $42 million in 2008, $31 million in 2009, $24 million in 2010 and $29 million for the six months ended June 30, 2007. The pro forma estimated decrease in net periodic pension and other post-retirement benefit cost for 2006 was assumed to be the estimated 2007 decrease as the impacts on net periodic pension and other post retirement benefit costs were remeasured at the July 1, 2007 merger date. The estimated decrease in net periodic pension and other post-retirement benefit costs is primarily attributable to the elimination of amortization amounts for outstanding balances of transition obligations, prior service costs and net actuarial gains or losses as of the transaction date which, in absence of the merger, would have been reflected in future years as adjustments to accumulated other comprehensive income.

(L)	Adjustment to record the tax effects of the pro forma adjustments in the Balance Sheet, except the adjustment to lease finance assets (as described in Note C above), using a combined federal, state and foreign tax rate of approximately 36.4 percent.
(M)	Adjustment to record as liabilities the estimated exit costs related to Mellon Financial and transaction costs incurred by The Bank of New York, both of which are included in the merger and integration costs, discussed further in Note 6. The estimated exit costs will include severance (including the effect of change in control provisions in Mellon Financial’s displacement program) and relocation costs of continuing Mellon Financial employees, costs to cancel contracts of Mellon Financial that will provide no future benefit to The Bank of New York Mellon, and other costs. Also included in the pro forma adjustment is $62 million for The Bank of New York’s investment bankers, attorneys, and other transaction-related costs.
(N)	Adjustment to record the fair value of Mellon Financial’s employees’ stock options and directors’ stock options and deferred share units. The fair value of Mellon Financial’s stock options to be exchanged for The Bank of New York Mellon options was estimated using a Black-Scholes pricing model. Option pricing models require the use of highly subjective assumptions including expected stock price and volatility that, when changed, can materially affect fair value estimates. The more significant assumptions used in estimating the fair value include volatility of 25 percent, a dividend yield of 2.20 percent, an expected life of 50 to 75 percent of the remaining contractual terms and a risk-free interest rate for U.S. government bonds having a remaining life equal to the respective options’ expected lives.

(O)	Adjustment to increase staff expense resulting from the revaluation of Mellon Financial’s unvested awards, primarily for those individuals who elected to waive acceleration of vesting. The original valuations of these awards were determined by Mellon Financial at the original grant dates. The unrecognized compensation expense for these stock-based awards and those issued in the six months ended June 30, 2007 was $126 million at June 30, 2007. Annual compensation expense related to these awards is expected to be greater than historic compensation expense due to the increase in the value of the awards upon remeasurement. For unvested stock options, the average remaining vesting period is 4.4 years and the average remaining contractual life is 9.6 years. For unvested restricted stock awards, the average remaining vesting period is 2.2 years. Pursuant to FAS 123(R), unvested awards are not considered a component of purchase price and are solely recognized in compensation expense in future periods.
(P)	Adjustment to eliminate intercompany assets and liabilities included $4 million of Mellon Financial trading liability recorded as a trading asset receivable by The Bank of New York and $6 million of miscellaneous receivables/ payables in other assets and other liabilities. The revenue and expense related to the items described above was de minimis.
(Q)	Weighted average shares of The Bank of New York Mellon were calculated using the historical weighted average shares outstanding for the year ended Dec. 31, 2006 of The Bank of New York shares adjusted using the exchange ratio of 0.9434 and Mellon Financial shares using the 1:1 exchange ratio. Earnings per share data have been computed based on the combined historical income from

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information continuing operations of The Bank of New York and Mellon Financial and the impact of pro forma purchase accounting adjustments.

(R)	Adjustment to eliminate merger and integration expenses recorded by Mellon Financial and The Bank of New York related to the merger.
(S)	Adjustment to reverse amortization expense of intangible assets recorded in Mellon Financial’s historical financial statements.
(T)	Adjustment to eliminate intercompany revenue and expenses for Clearing and execution services and Asset servicing paid by Mellon Financial to The Bank of New York.
(U)	The adjustment included in the pro forma tax provision related to lease finance assets includes the taxes that would be recorded for these assets based on the new carrying value as described in Note C above, rather than the 38% statutory provision for combined federal, state and foreign taxes used for all other pro forma income statement adjustments.
(V)	Adjustment to remove the carrying value of recoverable deferred sales commissions of an international mutual fund, as the expected earnings from this fund have been included in estimating the fair value of an amortizable customer relationship intangible. The estimated impact of the adjustment to the recoverable deferred sales commission, assuming the transaction had been completed on Jan 1, 2006 would be a decrease in distribution and servicing expense of $44 million for the year 2006 and $79 million for each of the years 2007 and 2008, a decrease of $14 million for 2009, and a decrease of $40 million for the six months ended June 30, 2007.
(W)	Net adjustment to fair value of Other assets, including deferred costs related to outsourcing contracts, mortgage servicing rights, and internally developed software.
(X)	Pro forma adjustments to record interest revenue accretion related to securities available for sale. The unrealized pre-tax loss of $156 million at June 30, 2007 is included in the accumulated other comprehensive income pro forma adjustment in Note 4. The carrying value of securities available for sale will be accreted to principal amounts over the remaining portions of their contractual terms beginning July 1, 2007. The estimated impact of the adjustment to securities available for sale would be an increase of interest revenue of $9 million, $9 million, $8 million, $7 million and $7 million for the years 2006 through 2010 and $5 million for the six months ended June 30, 2007.

Note 6 -- Merger and integration expense

In connection with the merger, The Bank of New York and Mellon Financial have developed plans for post-merger integration of their operations. Over the next several months, the specific details of these plans will be refined. The Bank of New York Mellon is currently in the process of assessing the personnel, benefit plans, premises, equipment, computer systems and service contracts to determine where we may take advantage of redundancies or where it will be beneficial or necessary to convert to one system.

Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, canceling contracts with certain service providers and selling or otherwise disposing of certain premises, furniture or equipment. To the extent these decisions relate to Mellon Financial employees, assets or contracts, the costs associated with such decisions as permitted will be recorded as purchase accounting adjustments, which have the effect of increasing the amount of the purchase price allocable to goodwill. It is expected that all such costs will be identified and recorded within one year of completion of the merger and all such actions required to effect these decisions would be taken within one year after finalization of these plans. The Unaudited Pro Forma Combined Consolidated Balance Sheet includes a preliminary estimate of such liabilities of $76 million. See Notes 2, 3 and 5 for additional disclosures.

To the extent these decisions relate to The Bank of New York employees, assets or contracts, these exit and disposal costs would be recorded in accordance with FASB Statement Nos. 146 and 112 in the results of operations of The Bank of New York Mellon in the period incurred.

The Bank of New York Mellon also expects to incur merger-related expenses in the process of combining the operations of the two companies. These merger-related expenses may include system conversion

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information costs, employee retention arrangements and costs of incremental communications to customers and others. It is expected that the exit and disposal costs along with the merger-related costs will be incurred over a three-year period after completion of the merger. These expenses are not included in the Unaudited Pro Forma Combined Consolidated Income Statement because these costs will be recorded in the combined results of operations as they are incurred after completion of the transaction and are not indicative of what the historical results of The Bank of New York Mellon would have been had The Bank of New York and Mellon Financial actually been combined during the periods presented.

Note 7 -- Dividends

The Bank of New York Mellon declared a quarterly cash dividend of $0.24 per share on July 10, 2007, payable on Aug. 3, 2007 to shareholders of record on July 25, 2007.

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information

Note 8 -- Reclassifications to The Bank of New York Income Statement for the year ended Dec. 31, 2006

(dollar amounts in millions)	As Reported in The Bank of New York’s Form 10-K	The Bank of New York’s Reporting Reclassifications		As Shown for The Bank of New York in Combined Consolidated Income Statement
Fee and other revenue
Securities servicing fees:
Investor services/Asset servicing	$1,138	$263	(c)(i)	$1,401
Issuer services	895	-		895
Broker-dealer services	259	(259	) (i)	-
Clearing and execution services	1,245	3	(c)	1,248

Total securities servicing fees	3,537	7		3,544
Treasury services	252	(43	) (a)	209
Asset and wealth management fees	569	(24	) (b)(d)	545
Performance fees	-	35	(b)	35
Distribution and servicing	-	6	(b)	6
Financing-related fees	207	43	(a)	250
Foreign exchange and other trading activities	425	(5	) (g)	420
Securities gains	88	(86	) (f)	2
Net economic value payments	23	(23	) (e)	-
Investment income	-	155	(c)(f)(g)	155
Other	221	(48	) (c)(e)	173

Total fee and other revenue	5,322	17		5,339

Interest Revenue
Loans	1,449	-		1,449
Margin loans	330	-		330
Securities:
Taxable	1,101	-		1,101
Exempt from federal income taxes	29	-		29

Total securities	1,130	-		1,130
Deposits in banks	538	-		538
Federal funds sold and securities purchased under resale agreements	130	-		130
Trading assets	163	-		163

Total interest revenue	3,740	-		3,740

Interest Expense
Deposits	1,434	-		1,434
Federal funds purchased and securities sold under repurchase agreements	104	-		104
Other borrowed funds	100	-		100
Customer payables	167	-		167
Long-term debt	436	-		436
Funding of discontinued operations	-	-		-

Total interest expense	2,241	-		2,241

Net interest revenue	1,499	-		1,499
Provision for credit losses	(20)	-		(20)

Net interest revenue after provision for credit losses	1,519	-		1,519

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information

(dollar amounts in millions)	As Reported in The Bank of New York’s Form 10-K	The Bank of New York’s Reporting Reclassifications		As Shown for The Bank of New York in Combined Consolidated Income Statement
Noninterest expense
Staff	$2,640	$-		$2,640
Net occupancy	279	-		279
Furniture and equipment	190	-		190
Clearing and execution	183	16	(h)	199
Sub-custodian expenses	134	-		134
Software	220	-		220
Business development	-	108	(h)	108
Communications	97	-		97
Professional, legal and other purchased services	-	381	(h)	381
Distribution and servicing	-	17	(d)	17
Amortization of intangible assets	76	-		76
Merger and integration expense	106	-		106
Other	746	(505	) (h)	241

Total noninterest expense	4,671	17		4,688

Income
Income from continuing operations before income taxes	2,170	-		2,170
Provision for income taxes	694	-		694

Income from continuing operations	$1,476	$-		$1,476

Reclassification adjustments to conform The Bank of New York categories with The Bank of New York Mellon Income Statement presentation:

(a)	To reclassify letter of credit and acceptance income to Financing-related fees.
(b)	To reclassify Performance fees and Distribution and servicing fees from Asset and wealth management fees.
(c)	To reclassify from Other revenue both equity in earnings of companies in which The Bank of New York has an investment in 50 percent or less of the equity dedicated to Asset servicing and Clearing and execution services ($7 million) and also income earned on company-owned life insurance ($64 million) to Investment income.
(d)	To reclassify asset management finders fees to Distribution and servicing expense.
(e)	To reclassify Net economic value payments to Other revenue.
(f)	To reclassify gains (losses) on private equity investments to Investment income.
(g)	To reclassify earnings on seed capital investments from Foreign exchange and other trading activities to Investment income.
(h)	To reclassify Business development, Professional, legal and other purchased services, and charges for book-entry services from Other expense.
(i)	To reclassify Broker-dealer services to Asset servicing.

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information

Note 9 -- Reclassifications to Mellon Financial Income Statement for the year ended Dec. 31, 2006

(dollar amounts in millions)	As Reported in Mellon Financial’s Form 10-K	Mellon Financial’s Reporting Reclassifications		As Shown for Mellon Financial in Combined Income Statement
Fee and other revenue
Securities servicing fees:
Asset servicing	$-	$945	(c)	$945
Issuer services	-	196	(d)	196
Clearing and execution services	-	9	(e)	9

Total securities servicing fees	-	1,150		1,150
Treasury services	-	271	(f)	271
Asset and wealth management fees	-	2,202	(g)(t)	2,202
Performance fees	-	358	(h)	358
Investment management	2,432	(2,432	) (e)(g)(h)	-
Distribution and servicing	415	(137	) (t)	278
Financing-related fees	-	45	(i)(j)(k)	45
Institutional trust and custody	945	(945	) (c)	-
Payment solutions & investor services	482	(482	) (d)(f)(i)	-
Foreign exchange and other trading activities	239	11	(l)	250
Securities gains	3	-		3
Investment income	-	88	(k)(l)	88
Financing-related/equity investment	114	(114	) (j)(k)	-
Other	222	(12	) (a)(k)(l)	210

Total fee and other revenue	4,852	3		4,855

Interest Revenue
Loans	397	-		397
Margin loans	-	-		-
Securities:
Taxable	862	(3	) (a)	859
Exempt from federal income taxes	35	-		35

Total securities	897	(3)		894
Deposits in banks	100	5	(b)	105
Federal funds sold and securities purchased under resale agreements	40	-		40
Trading assets	9	-		9
Other money market securities	5	(5	) (b)	-

Total interest revenue	1,448	(3)		1,445

Interest Expense
Deposits	641	-		641
Federal funds purchased and securities sold under repurchase agreements	79	-		79
Other borrowed funds	17	-		17
Customer payables	-	-		-
Long-term debt	297	-		297
Funding of discontinued operations	(49)	-		(49)

Total interest expense	985	-		985

Net interest revenue	463	(3)		460
Provision for credit losses	2	-		2

Net interest revenue after provision for credit losses	461	(3)		458

Notes to The Bank of New York and Mellon Financial

Unaudited Pro forma Combined Consolidated Financial Information

(dollar amounts in millions)	As Reported in Mellon Financial’s Form 10-K	Mellon Financial’s Reporting Reclassifications		As Shown for Mellon Financial in Combined Income Statement
Noninterest expense
Staff	$2,147	$-		$2,147
Net occupancy	236	-		236
Furniture and equipment	179	(73	) (m)	106
Clearing and execution	-	-		-
Sub-custodian expenses	-	55	(n)	55
Software	-	77	(m)(o)(s)	77
Business development	114	-		114
Communications	85	(52	) (p)(q)	33
Professional, legal and other purchased services	516	(54	) (n)(o)(q)(r)	462
Distribution and servicing	503	-		503
Amortization of intangible assets	44	-		44
Merger and integration expense	-	11	(r)	11
Other	243	36	(p)(s)	279

Total noninterest expense	4,067	-		4,067

Income
Income from continuing operations before income taxes	1,246	-		1,246
Provision for income taxes	314	-		314

Income from continuing operations	$932	$-		$932

Reclassification adjustments to conform Mellon Financial categories with The Bank of New York Mellon Income Statement presentation:

(a)	To reclassify income on Federal Reserve stock from Interest revenue on securities to Other revenue.
(b)	To reclassify Interest revenue on Other money market investments to Interest revenue on Deposits with banks.
(c)	To reclassify Asset servicing fees from Institutional trust and custody fees.
(d)	To reclassify Issuer services fees from Payment solutions & investor services fees.
(e)	To reclassify clearing services fees from transition management business from Investment management revenue to Clearing and execution services fees.
(f)	To reclassify Treasury services fees from Payment solutions & investor services fees.
(g)	To reclassify the Investment management revenue, other than those reclassified in adjustments (e) and (h), to Asset and wealth management fees.
(h)	To reclassify Performance fees from Investment management revenue.
(i)	To reclassify certain Payment solutions & investor services fees to Financing-related fees.
(j)	To reclassify fees earned on letters of credit, acceptances and loan commitments and net gains on loan sales to Financing-related fees from Financing-related/equity investment revenue.
(k)	To reclassify equity investment revenue from Financing-related/equity investment revenue to Other revenue and also reclassify gain/loss on lease residuals and income earned on company-owned life insurance from Financing-related/equity investment revenue to Investment income.
(l)	To reclassify earnings on seed capital investments from Other revenue to Investment income and also reclassify other trading-related revenue from Other revenue to Foreign exchange and other trading activities revenue.
(m)	To reclassify depreciation expense on software and software rental expense from Furniture and equipment expense to Software expense.
(n)	To reclassify Sub-custodian expenses from Professional, legal and other purchased services.
(o)	To reclassify software maintenance and license expense from Professional, legal and other purchased services to Software expense.
(p)	To reclassify postage expense from Communications expense to Other expense.
(q)	To reclassify delivery expense from Communications expense to Professional, legal and other purchased services.
(r)	To reclassify Merger and integration expense from Professional, legal and other purchased services.
(s)	To reclassify software leasing expense from Other expense to Software expense.
(t)	To reclassify certain Distribution and servicing fees to Asset and wealth management fees.